                                 HANDY & HARMAN




               ---------------------------------------------------


                             NOTE PURCHASE AGREEMENT
               ---------------------------------------------------






                           Dated as of April 17, 1997






                                  $125,000,000
                      7.31% Senior Notes due April 30, 2004

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

1.       AUTHORIZATION OF NOTES.................................................................................  1

2.       SALE AND PURCHASE OF NOTES.............................................................................  1

3.       CLOSING................................................................................................  2

4.       CONDITIONS TO CLOSING..................................................................................  2
         4.1      Representations and Warranties................................................................  2
         4.2      Performance; No Default.......................................................................  2
         4.3      Compliance Certificates.......................................................................  2
         4.4      Opinions of Counsel...........................................................................  3
         4.5      Purchase Permitted By Applicable Law, etc.....................................................  3
         4.6      Sale of Other Notes...........................................................................  3
         4.7      Payment of Special Counsel Fees...............................................................  3
         4.8      Private Placement Number......................................................................  4
         4.9      Changes in Corporate Structure................................................................  4
         4.10     Proceedings and Documents.....................................................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................  4
         5.1      Organization; Power and Authority.............................................................  4
         5.2      Authorization, etc............................................................................  4
         5.3      Disclosure....................................................................................  5
         5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates..............................  5
         5.5      Financial Statements..........................................................................  6
         5.6      Compliance with Laws, Other Instruments, etc..................................................  6
         5.7      Governmental Authorizations, etc..............................................................  7
         5.8      Litigation; Observance of Agreements, Statutes and Orders.....................................  7
         5.9      Taxes.........................................................................................  7
         5.10     Title to Property; Leases.....................................................................  8
         5.11     Licenses, Permits, etc........................................................................  8
         5.12     Compliance with Pension Plan Laws.............................................................  8
         5.13     Private Offering by the Company............................................................... 10
         5.14     Use of Proceeds; Margin Regulations........................................................... 10
         5.15     Existing Debt, Future Payables Transactions and Consignments; Future Liens.................... 10
         5.16     Foreign Assets Control Regulations, etc....................................................... 11
         5.17     Status under Certain Statutes................................................................. 11
         5.18     Environmental Matters......................................................................... 11

6.       REPRESENTATIONS OF THE PURCHASER....................................................................... 12
         6.1      Purchase for Investment....................................................................... 12


                                                                                                                 PAGE
                                                                                                                 ----

         6.2      Source of Funds............................................................................... 12
         6.3      Investor Representations...................................................................... 14

7.       INFORMATION AS TO COMPANY.............................................................................. 14
         7.1      Financial and Business Information............................................................ 14
         7.2      Officer's Certificate......................................................................... 17
         7.3      Inspection.................................................................................... 18

8.       PAYMENT OF THE NOTES................................................................................... 19
         8.1      Payment at Maturity........................................................................... 19
         8.2      Optional Prepayments with Make-Whole Amount................................................... 19
         8.3      Allocation of Partial Prepayments............................................................. 19
         8.4      Maturity; Surrender, etc...................................................................... 19
         8.5      No Other Optional Prepayments or Purchase of Notes............................................ 20
         8.6      Make-Whole Amount............................................................................. 20

9.       AFFIRMATIVE COVENANTS.................................................................................. 21
         9.1      Compliance with Law........................................................................... 21
         9.2      Insurance..................................................................................... 21
         9.3      Maintenance of Properties..................................................................... 22
         9.4      Payment of Taxes and Claims................................................................... 22
         9.5      Corporate Existence, etc...................................................................... 22

10.      NEGATIVE COVENANTS..................................................................................... 23
         10.1     Transactions with Affiliates.................................................................. 23
         10.2     Merger, Consolidation, etc.................................................................... 23
         10.3     Sale of Assets, Etc........................................................................... 24
         10.4     Fixed Charges Coverage Ratio.................................................................. 26
         10.5     Company Debt Incurrence....................................................................... 26
         10.6     Restricted Subsidiary Debt Incurrence......................................................... 26
         10.7     Liens......................................................................................... 27
         10.8     Consolidated Net Worth........................................................................ 30
         10.9     Line of Business.............................................................................. 30
         10.10    Sale-and-Leasebacks........................................................................... 30
         10.11    Designation of Subsidiaries................................................................... 31
         10.12    Precious Metals Transactions.................................................................. 32

11.      EVENTS OF DEFAULT...................................................................................... 33

12.      REMEDIES ON DEFAULT, ETC............................................................................... 36
         12.1     Acceleration.................................................................................. 36
         12.2     Other Remedies................................................................................ 37

                                                                                                                 PAGE
                                                                                                                 ----

         12.3     Rescission.................................................................................... 37
         12.4     No Waivers or Election of Remedies, Expenses, etc............................................. 37

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................................................... 37
         13.1     Registration of Notes......................................................................... 37
         13.2     Transfer and Exchange of Notes................................................................ 38
         13.3     Replacement of Notes.......................................................................... 38

14.      PAYMENTS ON NOTES...................................................................................... 39
         14.1     Place of Payment.............................................................................. 39
         14.2     Home Office Payment........................................................................... 39

15.      EXPENSES, ETC.......................................................................................... 39
         15.1     Transaction Expenses.......................................................................... 39
         15.2     Survival...................................................................................... 40

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT.............................................................................................. 40

17.      AMENDMENT AND WAIVER................................................................................... 40
         17.1     Requirements.................................................................................. 40
         17.2     Solicitation of Holders of Notes.............................................................. 41
         17.3     Binding Effect, etc........................................................................... 41
         17.4     Notes held by Company, etc.................................................................... 41

18.      NOTICES................................................................................................ 42

19.      REPRODUCTION OF DOCUMENTS.............................................................................. 42

20.      CONFIDENTIAL INFORMATION............................................................................... 42

21.      SUBSTITUTION OF PURCHASER.............................................................................. 44

22.      MISCELLANEOUS.......................................................................................... 44
         22.1     Successors and Assigns........................................................................ 44
         22.2     Payments Due on Non-Business Days............................................................. 44
         22.3     Generally Accepted Accounting Principles...................................................... 45
         22.4     Severability.................................................................................. 45
         22.5     Construction.................................................................................. 45
         22.6     Counterparts.................................................................................. 45
         22.7     Governing Law................................................................................. 46

      SCHEDULE A                --   Information Relating to Purchasers

      SCHEDULE B                --   Defined Terms

      SCHEDULE 4.2              --   Pre-Closing Transactions

      SCHEDULE 4.9              --   Changes in Corporate Structure

      SCHEDULE 5.3              --   Disclosure Materials

      SCHEDULE 5.4              --   Subsidiaries of the Company and Ownership of Subsidiary Stock

      SCHEDULE 5.5              --   Financial Statements

      SCHEDULE 5.8              --   Certain Litigation

      SCHEDULE 5.11             --   Patents, etc.

      SCHEDULE 5.12             --   ERISA Affiliates

      SCHEDULE 5.14             --   Use of Proceeds

      SCHEDULE 5.15(a)          --   Existing Debt and Future Payables Transactions

      SCHEDULE 5.15(b)          --   Existing Consignment Arrangements

      SCHEDULE 5.15(c)          --   Liens

      SCHEDULE 5.18             --   Environmental Matters

      EXHIBIT 1                 --   Form of 7.31% Senior Note due April 30, 2004

      EXHIBIT 4.4(a)(i)         --   Form of Opinion of Special Counsel for the Company

      EXHIBIT 4.4(a)(ii)        --   Form of Opinion of General Counsel of the Company

      EXHIBIT 4.4(b)            --   Form of Opinion of Special Counsel for the Purchasers

HANDY & HARMAN
                            555 Theodore Fremd Avenue
                               Rye, New York 10580

                             NOTE PURCHASE AGREEMENT

                                  $125,000,000
                      7.31% Senior Notes Due April 30, 2004


                                                      Dated as of April 17, 1997


[Separately addressed to each of the Purchasers listed in the attached Schedule A]


Ladies and Gentlemen:

         HANDY & HARMAN, a New York corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $125,000,000 aggregate principal amount of its 7.31% Senior Notes due April 30, 2004 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this

Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Schedule
A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of the Company, 555 Theodore Fremd Avenue, Rye, New York 10580 at 10:00 a.m., local time, at a closing (the "Closing") on April 17, 1997 or on such other Business Day thereafter on or prior to April 24, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 823-0037036 at The Bank of New York, 1 Wall Street, New York, New York 10286, ABA # 021000018, Reference: Handy & Harman. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1      Representations and Warranties.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2      Performance; No Default.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Except as set forth on Schedule 4.2, neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.2, 10.3, 10.5, 10.6, 10.7 or 10.10 had such Sections applied since such date.

         4.3      Compliance Certificates.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.4      Opinions of Counsel.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

                  (a) from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, and (ii) Paul E. Dixon, Vice President and General Counsel of the Company, substantially in the forms set out in
         Exhibit 4.4(a)(i) and Exhibit 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

                  (b) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5      Purchase Permitted By Applicable Law, etc.

         On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of your execution and delivery of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6      Sale of Other Notes.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase from the Company the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7      Payment of Special Counsel Fees.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the date of the Closing.

         4.8      Private Placement Number.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9      Changes in Corporate Structure.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10     Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you, as of the date of the Closing, that:

         5.1      Organization; Power and Authority.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it currently transacts, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof, except to the extent that the failure to have such power or authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.2      Authorization, etc.

         This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      Disclosure.

         The Company, through its agent, Goldman, Sachs & Co., has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum, dated February, 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal Properties of the Company and its Subsidiaries as of the date thereof. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, the financial statements listed in Schedule 5.5 and the other documents, certificates or other writings delivered to you by or on behalf of the Company pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business or Properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that would be materially disproportionate in its effect on the Company, compared with the Company's competitors, and which has not been set forth herein or in the Memorandum, in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. Without limiting any of the Company's representations and warranties in this Section 5.3, it is understood that neither you nor the Company has intended that the scope of disclosure made to you in the materials referred to in this Section 5.3 would be the same as that in, or would address all the matters customarily addressed in, a registration statement filed in connection with a public offering under the Securities Act.

         5.4      Organization and Ownership of Shares of Subsidiaries;
Affiliates.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether, as of the date of the Closing, such Subsidiary is to be designated as a "Restricted Subsidiary" or an "Unrestricted Subsidiary" and (ii) the Company's Affiliates, other than Subsidiaries.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable (except to the extent that the failure of any such shares or other equity interests to be so issued, paid or nonassessable could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect) and are owned by the Company or another Subsidiary free and clear of any Lien (except for Liens permitted by Section 10.7).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it currently transacts, except to the extent that the failure to have any such power or authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4, agreements requiring that distributions to holders of equity interests be ratable in proportion to such interests, and customary limitations imposed by corporate or similar law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5      Financial Statements.

         The Company has delivered to you and each Other Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed in
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6      Compliance with Laws, Other Instruments, etc.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any

         Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      Governmental Authorizations, etc.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except such consents, approvals, authorizations, registrations, filings, and declarations as are required because of the nature of your business or regulatory status or that of any Other Purchaser.

         5.8      Litigation; Observance of Agreements, Statutes and Orders.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the actual knowledge of any Responsible Officer, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) To the actual knowledge of any Responsible Officer, neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental

         Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9      Taxes.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments and tax returns in respect thereof, (a) the amount of which is not individually or in the aggregate Material, (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or (c) to the extent the failure to pay or file, as applicable, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate except to the extent that the failure of such charges, accruals and reserves to be adequate, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of April 11, 1997, the Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

         5.10     Title to Property; Leases.

         The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, their respective Properties, including all such Properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business and except for the sale of Precious Metals, whether or not in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except to the extent that the failure to have any such title or leasehold interest could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.11     Licenses, Permits, etc.

         Except as disclosed in Schedule 5.11 or except to the extent that the failure of any of the following to be true could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, necessary for their respective businesses, without known conflict with the rights of others;

                  (b) to the actual knowledge of any Responsible Officer, no product or practice of the Company or any Subsidiary infringes on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the actual knowledge of any Responsible Officer, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or licensed to the Company or any of its Subsidiaries.

         5.12     Compliance with Pension Plan Laws.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) The sum of the present values of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) that is underfunded, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the sum of the aggregate current values of the assets of each such Plan allocable to such benefit liabilities by more than $10,000,000. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (d) Except as set forth in the financial statements referred to in Section 5.5, the expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (f) Schedule 5.12 sets forth a list of all "employee benefit plans" maintained by the Company (or any ERISA Affiliate) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA and "employer security" has the meaning specified in section 407(d) of ERISA).

                  (g) All Non-US Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply, in the aggregate for all such failures, that could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-US Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

         5.13     Private Offering by the Company.

         Neither the Company nor anyone authorized to act on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         5.14     Use of Proceeds; Margin Regulations.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.


         5.15 Existing Debt, Future Payables Transactions and Consignments; Future Liens.

                  (a) Schedule 5.15(a) sets forth a complete and correct list of all outstanding Debt and all Future Payables Transactions of the Company and its Subsidiaries as of March 31, 1997 with a principal amount or a payment obligation in excess of $5,000,000 (and specifying, as to each such issue of Debt and Future Payables Transaction, the collateral, if any, securing such Debt or Future Payables Transaction, as the case may be), since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt or Future Payables Transactions of the Company or its Subsidiaries. The aggregate outstanding principal amount of all Debt, and the aggregate payment obligations in respect of all Future Payables Transactions, of the Company and its Subsidiaries as of March 31, 1997 that are not listed on Schedule 5.15(a) do not exceed $5,000,000. Neither the Company nor any Subsidiary is in default in the payment of any principal or interest on, or any other amount payable in respect of, any such Debt or Future Payables Transaction, no waiver of default with respect to any such Debt or Future Payables Transaction is currently in effect which has an expiration date prior to the maturity of the relevant obligation, and to the actual knowledge of any Senior Financial Officer no event or condition exists with respect to any such Debt or Future Payables Transaction that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment or to cause such Future Payables Transaction to be terminated prior to the scheduled settlement or expiration thereof.

                  (b) Schedule 5.15(b) sets forth a complete and correct list of all Consignment Arrangements of the Company and its Subsidiaries under which there are any outstanding consignments of Precious Metals as of March 31, 1997 (and specifying, as to each such Consignment Arrangement, the amount and type of Precious Metals leased or consigned to the Company or any of its Subsidiaries). There has been no Material change in such list since such date. Neither the Company nor any Subsidiary is in default in the payment of any amount payable in respect of any such Consignment Arrangement, no waiver of default with respect to any such Consignment Arrangement is currently in effect which has an expiration date prior to expiration of such Consignment Arrangement, and to the actual knowledge of any Senior Financial Officer no event or condition exists with respect to any such Consignment Arrangement that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Consignment Arrangement to be terminated prior to the scheduled settlement or expiration thereof.

                  (c) Except as disclosed in Schedule 5.15(c), neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise, except any such contingency or other arrangement that is within its control) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.7.

         5.16     Foreign Assets Control Regulations, etc.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17     Status under Certain Statutes.

         Neither the Company nor any Subsidiary is subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended, as a "holding company" under the Public Utility Holding Company Act of 1935, as amended, or as a "regulated utility" under the Federal Power Act, as amended or is subject to regulation under the Transportation Acts (49 U.S.C.), as amended.

         5.18     Environmental Matters.

         Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real Properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, as set forth on Schedule 5.18 or such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) no Responsible Officer has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real Properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                  (b) no Responsible Officer has actual knowledge that the Company or any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

                  (c) no Responsible Officer has actual knowledge that any building on any real properties now owned, leased or operated by the Company or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         All such violations of Environmental Laws, damage to the environment or storage or disposal of Hazardous Materials would not, collectively, reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1      Purchase for Investment.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may not be resold except in compliance with applicable federal and state securities laws and that the Company is not obligated to register the Notes.

         6.2      Source of Funds.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption 95-60 (60 3FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

                           (i) the identity of such QPAM and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund

         have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         6.3      Investor Representations.

         You represent and warrant to the Company that:

                  (a) you are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of investing in the Notes;

                  (b) you are aware that the Notes have not been registered under the Securities Act or the securities laws of any state, and that the sale of each Note is predicated upon such sale being exempt from registration as an exempt transaction under applicable federal and state securities laws, and that no state or federal Governmental Authorities have made any finding or determination relating to the Notes, and that no state or federal Governmental Authority has or will recommend or endorse the Notes; and

                  (c) you recognize that (i) there has been no public market for the Notes, (ii) no public market for the Notes is anticipated or likely, and (iii) transferability of the Notes is restricted in accordance with the Securities Act and state securities laws.

7.       INFORMATION AS TO COMPANY.

         7.1      Financial and Business Information.

         So long as any of the Notes are outstanding, the Company shall deliver to each then holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) (A) a consolidated balance sheet of the Company
                  and the Restricted Subsidiaries as at the end of such quarter and (B) a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and

                           (ii) (A) consolidated statements of income, changes
                  in shareholders' equity and cash flows of the Company and the Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter and (B) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of Section 7.1(a)(i)(B) and Section 7.1(a)(ii)(B);

                  (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) (A) a consolidated balance sheet of the Company
                  and the Restricted Subsidiaries as at the end of such year and
                  (B) a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year, and

                           (ii) (A) consolidated statements of income, changes
                  in shareholders' equity and cash flows of the Company and the Restricted Subsidiaries for such year and (B) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                           expressing their opinion as to whether the computations by the Company show compliance with Sections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and
                           10.10, and stating that, in connection with their audit of the financial statements of the Company for such fiscal year, nothing came to their attention of a financial or accounting nature that caused them to believe that the Company was not in compliance with such terms, covenants, provisions or conditions (it being understood that generally accepted auditing standards require such accountants to report any Default or Event of Default of which they obtain knowledge, regardless of whether it arises as a result of a breach of any such section), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of Section 7.1(b)(i)(B) and Section 7.1(b)(ii)(B);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange

         Act), notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and each press release made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer has actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing except for any such reportable event or reportable events which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan except for any such proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Actions, Proceedings -- promptly after a Responsible Officer has actual knowledge of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition or Properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, such information regarding the Company required to satisfy the requirements of 17 C.F.R. Section 230.144A, as amended from time to time, in connection with any contemplated permitted transfer of the Notes.

         7.2      Officer's Certificate.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- (i) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, and 10.10, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), (ii) the aggregate Fair Market Value of each type of Precious Metal held on consignment at the Company's Fairfield, Connecticut facility (and any other facilities where Precious Metals are so held) by the Company and the Restricted Subsidiaries pursuant to Consignment Arrangements, (iii) the aggregate number of ounces of each type of Precious Metal held on consignment at such Fairfield, Connecticut facility (and any other facilities where Precious Metals are so held) by the Company and the Restricted Subsidiaries pursuant to Consignment Arrangements, (iv) the aggregate Fair Market Value of each type of Owned Precious Metal Inventory of the Company and the Restricted Subsidiaries and (v) the aggregate outstanding obligations of the Company and Restricted Subsidiaries with respect to Future Payables Transactions; and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence at the end of such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed with respect to any of the covenants listed in Section 7.2(a) during such period or exists at the end of such period (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      Inspection.

         So long as any Notes are outstanding, the Company shall permit the representatives of each then holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company,

                           (i) to visit the principal executive office of the
                  Company, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and

                           (ii) with the consent of the Company (which consent
                  will not be unreasonably withheld) and in the presence of Senior Financial Officers (if such presence is requested by the Company), to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its independent public accountants and to visit the other offices and Properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing and in a manner so as not to interfere, to the extent reasonably possible, with the conduct of the business of the Company and its Subsidiaries; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and, in the presence of Senior Financial Officers (if such presence is requested by the Company), its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the

         Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PAYMENT OF THE NOTES.

         8.1      Payment at Maturity.

         The Company will pay all of the principal amount of the Notes remaining outstanding, if any, on April 30, 2004.

         8.2      Optional Prepayments with Make-Whole Amount.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $5,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 20 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3      Allocation of Partial Prepayments.

         In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4      Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall cease to be considered to be outstanding, shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5      No Other Optional Prepayments or Purchase of Notes.

         The Company will not, and will not permit any Affiliate which it controls to, prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or upon the Notes becoming due pursuant to Section 12, or (b) pursuant to an offer to purchase, at par or otherwise, made by the Company or any such Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.6      Make-Whole Amount.

         The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Page "UST" on the Bloomberg Financial Market Service (or such other display as may replace Page UST on the Bloomberg Financial Market Service) for actively traded U.S. Treasury Securities having a remaining time to maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury Securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury Security with the remaining time to maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury Security with the remaining time to maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled maturity date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled maturity date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1      Compliance with Law.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2      Insurance.

         The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      Maintenance of Properties.

         The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear) except where the Company has concluded that the failure to so maintain or keep any such Property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4      Payment of Taxes and Claims.

         The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable and before they have become delinquent that have or might become a Lien on Properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the failure to file any such return or the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5      Corporate Existence, etc.

         Except in connection with a transaction permitted by Section 10.2(a), the Company will at all times preserve and keep in full force and effect its corporate existence. Except in connection with a transaction permitted by Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10.      NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1     Transactions with Affiliates.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company and the Restricted Subsidiaries, taken as a whole, than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, that this Section 10.1 shall not apply to the pension plan-related services provided to the Company and the Restricted Subsidiaries by the Affiliates identified in Schedule 5.4 hereto so long as there is no significant change subsequent to the date of Closing, which is adverse to the Company or any Restricted Subsidiary, in the terms and conditions pursuant to which such services are provided.

         10.2     Merger, Consolidation, etc.

                  (a) The Company. The Company will not consolidate with or merge with any other corporation or, except as permitted by Section 10.3, convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                           (i) the successor formed by such consolidation or the
                  survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) if the Company is not the Successor Corporation,
                  such corporation shall have executed and delivered to each holder of Notes its assumption, satisfactory in form and substance to the Required Holders, of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and the Company or the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their respective terms and comply with the terms hereof (it being understood that such opinion may contain customary exceptions, qualifications and assumptions, and that the General Counsel of the Company may give the necessary opinions with respect to the matters addressed by the opinion delivered on the date of

                  Closing in the form attached hereto as Exhibit 4.4(a)(ii));
                  and

                           (iii) immediately after giving effect to such
                  transaction:

                                    (A) no Default or Event of Default exists or
                           would exist, and

                                    (B) the Successor Corporation would be
                           permitted by the provisions of Section 10.5 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary.

         Any such conveyance or transfer, but not any such lease, of substantially all of the assets of the Company shall have the effect of releasing the Company from its liability under this Agreement or the Notes, except to the extent set forth therein.

                  (b) Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person except that a Restricted Subsidiary may:

                           (i) consolidate with or merge with, or convey,
                  transfer or lease substantially all of its assets in a single transaction or series of transactions to, a Restricted Subsidiary or the Company,

                           (ii) consolidate with or merge with any Person if,
                  immediately after giving effect to such transaction, (A) the Person surviving such consolidation or merger is a Restricted Subsidiary, (B) no Default or Event of Default exists or would exist, (C) the Company would be permitted by the provisions of
                  Section 10.5 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary and (D) such Restricted Subsidiary would be permitted by the provisions of
                  Section 10.6 to incur at least $1.00 of additional Debt owing to a Person other than the Company or another Restricted Subsidiary, and

                           (iii) consolidate with or merge with, or convey,
                  transfer or lease its assets in a single transaction or a series of transactions to, any Person, in each case in compliance with the provisions of Section 10.3.

         10.3     Sale of Assets, Etc.

         Except as permitted under Section 10.2, the Company will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the Property exchanged, as determined by the Company in good faith;

                  (b) immediately after giving effect to the Asset Disposition,

                           (i) no Default or Event of Default would exist, and

                           (ii) the Company would be permitted by the provisions
                  of Section 10.5 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary; and

                  (c) immediately after giving effect to the Asset Disposition, the aggregate Disposition Value of the Property subject to such Asset Disposition, and all other Property that was the subject of any Asset Disposition occurring in the period of 365 days ending on and including the date of such Asset Disposition, would not exceed 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period; provided, however, that

                           (i) if the Company gives prompt written notice (a
                  "Reinvestment Notice") to all holders of Notes that, within 180 days before or after any Transfer, an amount equal to all or any portion of the Net Proceeds Amount arising therefrom was, or is intended to be, applied by the Company or such Restricted Subsidiary to a Debt Prepayment Application or a Property Reinvestment Application, then such Transfer (to the extent of the amounts actually so applied within such period) shall be deemed not to be an Asset Disposition as of any date for purposes of determining compliance by the Company and the Restricted Subsidiaries with this paragraph (c),

                           (ii) the time period set forth in the preceding
                  clause (i) may be computed, at the Company's option, with respect to the date that the Company or any Restricted Subsidiary receives cash (instead of the date of such Transfer) in respect of (A) up to $5,000,000 in the aggregate for all Net Proceeds Amounts arising from the Transfer of excess buildings and land from sold operations and (B) up to 10% of any Net Proceeds Amount to the extent such amount is required to be held in escrow pursuant to customary "hold-back" provisions set forth in any document relating to the Transfer giving rise to such Net Proceeds Amount, and

                           (iii) immediately after giving effect to such Asset
                  Disposition, the Unapplied Portions of the Net Proceeds Amounts for all Asset Dispositions shall not exceed 30% of the Company's consolidated assets.

         The "Unapplied Portion of the Net Proceeds Amount," with respect to any Asset Disposition as to which the Company has given a Reinvestment Notice, means, at any time, the Disposition Value of the Property subject to such Asset Disposition multiplied by a fraction of which the numerator is the portion of the Net Proceeds Amount subject to such Reinvestment Notice which has not been applied to a Property Reinvestment Application or a Debt Prepayment Application at such time and the denominator of which is the entire amount of the portion of the Net Proceeds Amount subject to such Reinvestment Notice.

         If the Company shall fail to apply an amount equal to the entire amount of the Net Proceeds Amount subject to the Reinvestment Notice in respect of such Transfer, within such 360-day period, to a Property Reinvestment Application or a Debt Prepayment Application, the Company shall be deemed to have consummated an Asset Disposition to which clause (i) of Section 10.3(c) does not apply in an amount equal to the Unapplied Portion of the Net Proceeds Amount in respect of such Asset Disposition. Such deemed Asset Disposition shall be deemed to have occurred on the date of the original Asset Disposition and the Company's compliance with this Section 10.3 shall be determined, as of such date, as if such

Unapplied Portion of the Net Proceeds Amount had not been included in the Reinvestment Notice.

         If any Restricted Subsidiary shall cease to be a Restricted Subsidiary as a result of any Asset Disposition consisting of Subsidiary Stock, all Debt owing by the Company or any other Restricted Subsidiary to such Restricted Subsidiary after giving effect to such Asset Disposition and to the transactions entered into in connection therewith (and any Liens securing such Debt) shall be deemed for all purposes of this Agreement to have been incurred by the Company or such other Restricted Subsidiary immediately after giving effect to such Asset Disposition.

         10.4     Fixed Charges Coverage Ratio.

         The Company will not, for any period of four complete consecutive fiscal quarters of the Company, permit the ratio of

                  (a) Consolidated Adjusted Cash Flow plus Consolidated Rentals to

                  (b) Consolidated Interest Expense plus Consolidated Rentals,

in each case for such period, to be less than 2.0 to 1.0.

         10.5     Company Debt Incurrence.

         The Company will not at any time, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt (except for inter-company payables arising from operation of the Company's cash management system in the ordinary course of its business), unless on the date the Company becomes liable with respect to any such Debt and immediately after giving effect thereto, the application of the proceeds thereof and the concurrent retirement of any other Debt,

                  (a) no payment Default, no Default with respect to the covenant set forth in Section 10.8, and no Event of Default exists, and

                  (b) Consolidated Adjusted Debt on such date does not exceed 350% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.

For the purposes of this Section 10.5, any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

         10.6     Restricted Subsidiary Debt Incurrence.

         The Company will not permit any Restricted Subsidiary to, at any time, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, except Debt owing to the Company or another Restricted Subsidiary, unless on the date such Restricted Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto, the application of the proceeds thereof and the concurrent retirement of any other Debt,

                  (a) no payment Default, no Default with respect to the covenant set forth in Section 10.8, and no Event of Default exists,

                  (b) Consolidated Adjusted Debt on such date does not exceed 350% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period, and

                  (c) Priority Debt does not exceed the lesser of (i) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or (ii) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.

         10.7     Liens.

                  (a) Negative Pledge. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

                           (i) Liens for taxes, assessments, governmental
                  charges, levies or claims the payment of which is not at the time required by Section 9.4;

                           (ii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 9.4;

                           (iii) Liens (other than any Lien imposed by ERISA)
                  incurred or deposits made in the ordinary course of business

                                    (A) (I) in connection with workers'
                           compensation, unemployment insurance and other types of social security or retirement benefits or (II) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property, or

                                    (B) in connection with margin calls made in
                           respect of Future Payables Transactions;

                           (iv) any attachment or judgment Lien, unless the
                  judgment it secures (A) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or (B) exceeds $5,000,000 (less the amount represented by such attachment or judgment which is covered by insurance so long as the relevant insurer has not rejected coverage with respect thereto in writing);

                           (v) consignments to or from the Company or any
                  Restricted Subsidiary (including, without limitation, Liens on Property subject to such consignments and the proceeds thereof), leases or subleases and licenses and sublicenses granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                           (vi) Liens on Property or assets of the Company or
                  any of the Restricted Subsidiaries securing Debt owing to the Company or to any of the Restricted Subsidiaries;

                           (vii) Liens existing on the date of this Agreement
                  and securing the Debt of the Company and the Restricted Subsidiaries, provided that any such Debt which is in excess of $5,000,000 is referred to in Schedule 5.15 and the aggregate amount of Debt so secured and not listed on such Schedule does not exceed $5,000,000;

                           (viii) any Lien (including, without limitation, any
                  Capital Lease) created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of Property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

                                    (A) any such Lien shall extend solely to the
                           item or items of such Property (or improvement thereon) so acquired or constructed and other Property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed Property (or improvement thereon) or which is real property being improved by such acquired or constructed Property (or improvement thereon) and proceeds of any of the foregoing,

                                    (B) unless such Debt is non-recourse, the
                           principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (I) the cost to the Company or such Restricted Subsidiary of the Property (or improvement thereon) so acquired or constructed and (II) the Fair Market Value (as determined in good faith by the Company) of such Property (or improvement thereon) at the time of such acquisition or construction, and

                                    (C) any such Lien shall be created
                           contemporaneously with, or within 180 days after, the acquisition or construction of such Property (it being understood that, with respect to the improvement of previously acquired Property, such period shall be determined with reference to the completion of such improvement and not the date of acquisition of such Property);

                           (ix) any Lien existing on Property of a Person
                  immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any Property acquired by the Company or any Restricted Subsidiary at the time such Property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed by such Person in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of Property, and (B) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property;

                           (x) any Lien renewing, extending or refunding any
                  Lien permitted by paragraphs (vii) through (ix), inclusive, of this Section 10.7(a), provided that (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased (except to the extent that any increase in principal amount represents capitalization of the transaction costs incurred in connection with such renewal, extension or refunding, so long as the aggregate amount of all such costs so capitalized (and not amortized) in connection with all such renewals, extensions and refundings does not exceed $2,500,000 immediately after giving effect to the renewal, extension or refunding of such secured Debt), (B) such Lien is not extended to any other Property, and (C) immediately after such extension, renewal or refunding no payment Default, no Default with respect to the covenant set forth in Section 10.8 and no Event of Default would exist; or

                           (xi) other Liens not otherwise permitted by
                  paragraphs (i) through (x), inclusive, of this Section 10.7(a), granted contemporaneously with the incurrence of Debt by the Company or any Restricted Subsidiary, provided that immediately after giving effect to the creation of any such Lien, Priority Debt does not exceed the lesser of (A) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or (B) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period.

                  (b) Equitable and Ratable Lien. In case any Property shall be subjected to a Lien not permitted by Section 10.7(a), the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby its obligations under the Notes, this Agreement and the Other Agreements will be secured equally and ratably with all other obligations secured by such Lien pursuant to such agreements and instruments as shall be approved by the Required Holders in their reasonable discretion, and the Company will cause to be delivered to each holder of Notes an opinion of independent counsel (selected by the Company and reasonably satisfactory to the Required Holders) to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary exceptions, assumptions and qualifications). Regardless of whether the Company complies with the provisions of the immediately preceding sentence, in case any Property shall be subjected to a Lien not permitted by Section 10.7(a), the obligations under the Notes, this Agreement and the Other Agreements shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property securing such obligations. A violation of Section 10.7(a) will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.7(b).

         10.8     Consolidated Net Worth.

         The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of

                  (a) $80,000,000, plus

                  (b) the sum of the Fiscal Quarter Net Worth Increase Amounts for all fiscal quarters of the Company ended after December 31, 1996.

"Fiscal Quarter Net Worth Increase Amount" means, for any fiscal quarter of the Company ended after December 31, 1996, the greater of (a) 50% of Consolidated Net Income for such fiscal quarter and (b) $0.

         10.9     Line of Business.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business other than any business conducted on the date hereof, the products manufacturing business and any business closely related to either of the foregoing if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the business conducted by them on the date hereof, the products manufacturing business and any business closely related to either of the foregoing.

         10.10    Sale-and-Leasebacks.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction unless,

                  (a) immediately after giving effect to such Sale-and-Leaseback Transaction and the application of the proceeds thereof, Priority Debt does not exceed the lesser of (i) 20% of Consolidated Net Worth determined as of the end of the Applicable Four Quarter Period, or (ii) 50% of Consolidated Adjusted Cash Flow for the Applicable Four Quarter Period, or

                  (b) the Company, in accordance with and pursuant to Section 10.3(c), promptly gives a Reinvestment Notice to all holders of Notes that, within 180 days before or after the Transfer of Property in such Sale-and-Leaseback Transaction, the Company applied, or will apply, an amount equal to the Net Proceeds Amount arising therefrom to a Debt Prepayment Application or a Property Reinvestment Application.

The Company's failure to apply the Net Proceeds Amount in respect of such Sale-and-Leaseback Transaction in accordance with the Reinvestment Notice and within such 360-day period shall have the effect set forth in the penultimate paragraph of Section 10.3.

         10.11    Designation of Subsidiaries.

                  (a) Right of Designation. Subject to satisfaction of the requirements of Section 10.11(c), the Company shall have the right to designate each Subsidiary acquired after the date of the Closing as a Restricted Subsidiary or an Unrestricted Subsidiary by delivering to each holder of Notes a writing, signed by a Senior Financial Officer, so designating such Subsidiary within 30 days of the acquisition thereof by the Company or any Restricted Subsidiary. Any such Subsidiary not so designated within such 30-day period shall be deemed, on and after such date and without any further action by the Company or any holder of Notes (but subject to Section 10.11(b)), to have been designated by the Company as a Restricted Subsidiary. Each Subsidiary designated as a Restricted Subsidiary in Schedule 5.4 shall be a Restricted Subsidiary for all purposes herein until such time as such Restricted Subsidiary is redesignated pursuant to Section 10.11(b) and all other Subsidiaries, if any, listed in such Schedule shall, subject to Section 10.11(b), be Unrestricted Subsidiaries on and after the Closing.

                  (b) Right of Redesignation. Subject to the satisfaction of the requirements of Section 10.11(c), the Company may at any time designate

                           (i) any Unrestricted Subsidiary as a Restricted
                  Subsidiary, or

                           (ii) any Restricted Subsidiary as an Unrestricted
                  Subsidiary,

         by delivering a written notice to such effect, signed by a Senior Financial Officer, to each holder of Notes.

                  (c)      Designation Criteria.

                           (i) No Subsidiary shall at any time after the Closing
                  be designated as a Restricted Subsidiary unless:

                                    (A) immediately after giving effect to such
                           designation, and assuming that all obligations and liabilities of such Subsidiary being so designated were incurred contemporaneously with such designation,

                                             (1) no Default or Event of Default
                                    exists or would exist,

                                            (2) the Company would be permitted
                                    by the provisions of Section 10.5 to incur at least $1.00 of additional Debt owing to a Person other than a Restricted Subsidiary, and

                                            (3) no Unrestricted Subsidiary,
                                    directly or indirectly, owns or holds any Debt or Capital Stock of such Subsidiary; and

                                    (B) such Subsidiary shall not previously
                           have been designated (including, without limitation, deemed designation pursuant to Section 10.11(a)) pursuant to this Section 10.11 more than twice.

                  Any Person designated a Restricted Subsidiary hereunder shall be deemed to have incurred all of its then outstanding Debt at the time of such designation.

                           (ii) No Subsidiary shall at any time after the
                  Closing Date be designated as an Unrestricted Subsidiary unless:

                                    (A) immediately after giving effect to such
                           designation,

                                             (1) no Default or Event of Default
                                    exists or would exist, and

                                             (2) such Subsidiary does not,
                                    directly or indirectly, own or hold any Debt or Capital Stock of the Company or any Restricted Subsidiary; and

                                    (B) such Subsidiary shall not previously
                           have been designated (including, without limitation, deemed designation pursuant to Section 10.11(a)) pursuant to this Section 10.11 more than twice.

                           (iii) Notwithstanding anything in this paragraph (c)
                  to the contrary, any Person which shall become a Subsidiary at any time when a Default or an Event of Default shall exist shall be an Unrestricted Subsidiary.

                  (d) Effectiveness. Other than as set forth in the last two sentences of Section 10.11(a), any designation under this Section 10.11 that satisfies all of the conditions set forth in this Section 10.11 shall become effective on the day that notice thereof shall have been sent by the Company to each holder of Notes or as of such subsequent date as may be set forth in such notice.

         10.12    Precious Metals Transactions.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction with respect to Precious Metals for speculative or other purposes not directly related to the acquisition of Precious Metals for incorporation in the products of the Company or any Restricted Subsidiary, the reduction of its inventory of Precious Metals, hedging in connection with any such acquisition or reduction, Future Payables Transactions and any transactions incidental to, and in furtherance of, the foregoing activities.

11.      EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in

                           (i) Section 10 (other than Section 10.8) or Section
                  7.1(d), or

                           (ii) Section 10.8 and such default is not remedied
                  within 3 Business Days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c)(ii) of Section 11);

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11), and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) the representation and warranty set forth in Section 5.3 proves to have been false or incorrect, or any representation or warranty made in writing by the Company or by any officer of the Company in this Agreement or in any writing furnished by the Company pursuant hereto proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt (other than Debt under this Agreement and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000, or

                           (ii) the Company or any Restricted Subsidiary is in
                  default in the performance of or compliance with any term of any evidence of any Debt (other than Debt under this Agreement and the Notes), that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or

                           (iii) as a consequence of the occurrence or
                  continuation of any event or condition, the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt (other than Debt under this Agreement and the Notes) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, provided, however, no Event of Default shall exist under this clause (iii) if such event or condition is

                                    (A) the right of the holder of Debt to
                           convert such Debt into equity interests,

                                    (B) Debt secured by Property becoming due
                           upon the transfer of such Property by operation of a due-on-sale or similar clause, or if, simultaneously with the purchase or repayment of any such Debt, the Company offers to purchase Notes from each holder of Notes (in compliance with Section 8.5), or prepays pursuant to Section 8.2, a principal amount of the Notes which bears the same relation to the principal amount of Notes outstanding immediately prior to the purchase or prepayment thereof as the principal amount of such Debt so purchased or prepaid bears to the principal amount of such Debt outstanding immediately prior to the purchase or prepayment thereof, or

                                    (C) the Company is required to repay any
                           over-advance on any revolving credit facility so long as no other payment default or event of default exists at such time under the agreement governing such revolving credit facility, or

                  (g) the Company or any Material Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors generally, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to all or substantially all of its Property, (v) is adjudicated as insolvent or, except as permitted by Section 10.2, to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Material Restricted Subsidiary or with respect to all or substantially all of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Restricted Subsidiary, or any such petition shall be filed against the Company or any Material Restricted Subsidiary and, in any such case, such petition or order shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (less the portion of such judgments which is covered by insurance so long as the relevant insurer has not rejected coverage with respect thereto in writing) are rendered against one or more of the Company and the Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (ii) a notice of intent to terminate any Plan shall
                  have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan will become a subject of any such proceedings,

                           (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,

                           (iv) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (v) the Company or any ERISA Affiliate withdraws from
                  any Multiemployer Plan, or

                           (vi) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1     Acceleration.

                  (a) If an Event of Default described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph
         (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing (except an Event of Default described in paragraph (a) or paragraph (b) of Section 11), any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing,

                           (i) any holder or holders of Notes at the time
                  outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable, and

                           (ii) any holder or holders of more than 25% in
                  principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount in respect of such principal amount (to the full extent permitted by applicable law, determined as of the date the Notes have become so due and payable), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2     Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3     Rescission.

         At any time after any Notes have been declared due and payable pursuant to paragraph (b) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, and at any time after any Notes have been declared due and payable pursuant to paragraph (c)(ii) of Section 12.1, the holders of more than 75% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes as a result of such declaration. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4     No Waivers or Election of Remedies, Expenses, etc.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1     Registration of Notes.

         The Company shall keep or cause to be kept a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give or cause to be given to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2     Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of (or other place designated by) the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 and that the transfer to it of such Notes does not violate any applicable federal or state securities laws. Notwithstanding anything to the contrary contained herein or in any Note, a Note may only be transferred to an Institutional Investor.

         13.3     Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original purchaser or an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1     Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2     Home Office Payment.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

         15.1     Transaction Expenses.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of a special counsel for all holders of the Notes and, if reasonably required, local or other counsel of all such holders) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         15.2     Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note; it being understood that such representations and warranties are only made as of the date of the Closing. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties, as of the date thereof, of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1     Requirements.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, reduce the amount or extend the time of any prepayment or payment of principal of, or reduce the rate or extend the time of payment or adversely change (from the perspective of the holders of the Notes) the method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 11(g), 11(h), 12, 17 and 20.

         17.2     Solicitation of Holders of Notes.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3     Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement (including the exhibits and schedules hereto) as it may from time to time be amended or supplemented.

         17.4     Notes held by Company, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (with charges prepaid) or (c) by hand delivery. Any such notice must be sent or delivered:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Treasurer, telecopier: (914) 925-4498, with a copy to the Company's General Counsel, telecopier: (914) 925-4498, or at such other address or telecopier as the Company shall have specified to the holder of each
         Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the

Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise became known to you from a Person other than the Company, any Subsidiary, or another holder of Notes prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Company, any Subsidiary or another holder of Notes, or

                  (d) constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

                  (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

                  (ii) your financial advisors and other professional advisors,

                  (iii) any other holder of any Note,

                  (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing for the benefit of the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                  (v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing for the benefit of the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                  (vi) any federal or state regulatory authority having jurisdiction over you, to the extent required by any such authority,

                  (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                  (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                           (A) to effect compliance with any law, rule,
                  regulation or order applicable to you,

                           (B) in response to any subpoena or other legal
                  process,

                           (C) in connection with any litigation to which you
                  are a party, or

                           (D) if an Event of Default has occurred and is
                  continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1     Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2     Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3     Generally Accepted Accounting Principles.

         You acknowledge that the covenants of the Company set forth in Section 10, and the definitions of terms used in such Section and set forth in Schedule B hereto, have been negotiated and agreed upon on the basis of the application to the financial statements of the Company and the Subsidiaries of GAAP as in effect on the date of this Agreement. Accordingly, you agree that, in the event of a change in GAAP that would affect in any material respect the ability of the Company to comply with any of such covenants, you will negotiate in good faith with the Company for a period of ninety (90) days, ending not later than the ninetieth (90th) day after the effectiveness of any such change in GAAP, with a view to agreement upon appropriate revisions to any such covenant to take into account such change. During such ninety (90) day period, any Event of Default which would result solely from such change in GAAP shall be deemed waived. Upon the expiration of such ninety (90) day period, if no agreement between you and the Company has been reached, such deemed waiver shall terminate and the Company's compliance with the covenants in Section 10 shall be determined in accordance with GAAP as in effect from time to time. You acknowledge that it is not your present intention to charge a fee in connection with any such revisions and the Company acknowledges that this statement of intention does not prohibit you from charging a fee for any such revisions if you subsequently determine that a fee would be appropriate.

         22.4     Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.5     Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.6     Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.7     Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         [Remainder of page intentionally blank. Next page is signature page.]

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                                   Very truly yours,

                                                   HANDY & HARMAN



                                                  By /s/ Robert F. Burlinson
                                                     __________________________

                                                       Name: Robert F. Burlinson
                                                       Title: Vice President
                                                              and Treasurer


The foregoing is hereby
agreed to as of the
date thereof.

[Separately executed by each
of the following Purchasers]

NEW YORK LIFE INSURANCE COMPANY

By /s/ Lydia S. Sangree
   _______________________________
      Name: Lydia Sangree
      Title: Director


NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By: New York Life Insurance Company

By /s/ Lydia S. Sangree
   _______________________________
      Name: Lydia Sangree
      Title: Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts
By CIGNA Investments, Inc.

By /s/ Daniel E. Feder
   _______________________________
      Name: Daniel E. Feder
      Title: Vice President


PACIFIC EMPLOYERS INSURANCE COMPANY
By CIGNA Investments, Inc.

By /s/ Daniel E. Feder
   _______________________________
      Name: Daniel E. Feder
      Title: Vice President


INA LIFE INSURANCE COMPANY OF NEW YORK
By CIGNA Investments, Inc.

By /s/ Daniel E. Feder
   _______________________________
      Name: Daniel E. Feder
      Title: Vice President


LIFE INSURANCE COMPANY OF NORTH AMERICA
By CIGNA Investments, Inc.

By /s/ Daniel E. Feder
   _______________________________
      Name: Daniel E. Feder
      Title: Vice President


ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA

By /s/ Robert E. Whalen, II
   _______________________________
      Name: Robert E. Whalen, II
      Title: Second Vice President


JEFFERSON-PILOT LIFE INSURANCE COMPANY

By /s/ Robert E. Whalen, II
   _______________________________
      Name: Robert E. Whalen, II
      Title: Second Vice President


GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By /s/ Thomas M. Donohue
   _______________________________
      Name: Thomas M. Donohue
      Title: Vice President


FORT DEARBORN LIFE INSURANCE COMPANY
By GUARDIAN ASSET MANAGEMENT CORP.

By /s/ Thomas G. Sorell
   _______________________________
      Name: Thomas Sorell
      Title: Managing Director


NATIONWIDE LIFE INSURANCE COMPANY

By /s/ John G. Powles
   _______________________________
      Name: John G. Powles
      Title: Vice President
             Subsidiary & Affiliate Investments


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By /s/ John G. Powles
   _______________________________
      Name: John G. Powles
      Title: Vice President
             Subsidiary & Affiliate Investments

PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

By /s/ Michael S. Smith
   _______________________________
      Name: Michael S. Smith
      Title: Second Vice President - Investments


AMERICAN BANKERS INSURANCE COMPANY

By /s/ Robert L. Kisiel
   _______________________________
      Name: Robert L. Kisiel
      Title: Director of Investments

AMERICAN BANKERS LIFE ASSURANCE COMPANY

By /s/ Robert L. Kisiel
   _______________________________
      Name: Robert L. Kisiel
      Title: Director of Investments


RGA REINSURANCE COMPANY

By: Conning Asset Management Company

By /s/ D. Koester
   _______________________________
      Name: Douglas R. Koester
      Title: Senior Vice President


THE OHIO NATIONAL LIFE INSURANCE COMPANY

By /s/ B. Douglas Hundley
   _______________________________
      Name: B. Douglas Hundley
      Title: Investment Officer


SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By /s/ Carol Robertson
   _______________________________
      Name: Carol Robertson, CFA
      Title: Portfolio Manager, Fixed Income


PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By /s/ James D. Kestner
   _______________________________
      Name: James D. Kestner
      Title: Vice President


PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

By /s/ James D. Kestner
   _______________________________
      Name: James D. Kestner
      Title: Vice President


MID-WESTERN NATIONAL LIFE INSURANCE COMPANY

By /s/ Patrick McLaughlin
   _______________________________
      Patrick J. McLaughlin, Managing Director
      Emerald Capital Group, Ltd.
      Investment Advisor to
      Mid-Western National Life Insurance Company


MERRILL LYNCH LIFE INSURANCE COMPANY

By /s/ David M. Dunford
   _______________________________
      Name: David M. Dunford
      Title: Senior Vice President


MODERN WOODMEN OF AMERICA

By /s/ G. E. Stoefen
   _______________________________
      Name: G. E. Stoefen
      Title: Director, Treasurer & Investment Manager


NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By /s/ R. A. Mucci
   _______________________________
      Name: R. A. Mucci
      Title: AVP Investments


PAN-AMERICAN LIFE INSURANCE COMPANY

By /s/ F. A. Stone
   _______________________________
      Name: F. Anderson Stone
      Title: Vice President
             Corporate Securities

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          NEW YORK LIFE INSURANCE COMPANY
--------------                          -------------------------------
Name in Which Note is Registered        New York Life Insurance Company

Note Registration Number; Principal     R-1; $15,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Morgan Guaranty Trust Company of New York
         Account Information            New York, New York  10015
                                        ABA No.:  021-000-238
                                        For the Account of:  New York Life Insurance Company
                                        Account No.:  810-00-000

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          New York Life Insurance Company
Payments                                51 Madison Avenue
                                        New York, New York  10010-1603

                                        Attention:        Treasury Department
                                                          Securities Income Section
                                                          Room 209
                                                          Fax #:  (212) 447-4160

Address for all other Notices           New York Life Insurance Company
                                        51 Madison Avenue
                                        New York, New York  10010-1603

                                        Attention:              Investment Department
                                          Private Finance Group
                                          Room 206
                                          Fax #: (212) 447-4122

                                        with a copy of any notice regarding
                                        defaults or Events of Default under the
                                        operative documents to:

                                        Office of General Counsel
                                        Investment Section, Room 1104
                                        Fax #:  (212) 576-8340


                                  Schedule A-1

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NEW YORK LIFE INSURANCE COMPANY
--------------                          -------------------------------
Other Instructions                      NEW YORK LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               13-5582869


                                  Schedule A-2

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
--------------                          -----------------------------------------------
Name in Which Note is Registered        New York Life Insurance and Annuity Corporation

Note Registration Number; Principal     R-2; $10,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Chase Manhattan Bank
         Account Information            New York, New York
                                        ABA No.:  021-000-021
                                        For the Account of:  New York Life Insurance and Annuity Corporation
                                        Account No.:  008-0-57001

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          New York Life Insurance and Annuity Corporation
Payments                                c/o New York Life Insurance Company
                                        51 Madison Avenue
                                        New York, New York  10010-1603

                                        Attention:        Treasury Department
                                                          Securities Income Section
                                                          Room 209
                                                          Fax #:  (212) 447-4160

                                  Schedule A-3

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASES

Purchaser Name                          NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
--------------                          -----------------------------------------------
Address for all other Notices           New York Life Insurance and Annuity Corporation
                                        c/o New York Life Insurance Company
                                        51 Madison Avenue
                                        New York, New York  10010-1603

                                        Attention:        Investment Department
                                                          Private Finance Group
                                                          Room 206
                                                          Fax #: (212) 447-4122

                                        with a copy of any notice regarding
                                        defaults or Events of Default under the
                                        operative documents to:

                                        Office of General Counsel
                                        Investment Section, Room 1104
                                        Fax #:  (212) 576-8340

Other Instructions                      NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                                        By: New York Life Insurance Company
                                             By_______________________
                                                   Name:
                                                   Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               13-3044743


                                  Schedule A-4

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                        on behalf of one or more separate accounts
--------------                          -------------------------------------------

Name in Which Notes are                 CIG & Co.
Registered

Note Registration Numbers;              R-3; $3,500,000
Principal Amounts                       R-4; $3,000,000

Payment on Account of Notes

                                        Federal Funds Wire Transfer
         Method
                                        Chase NYC/CTR/
         Account Information            BNF=CIGNA Private Placements/AC=9009001802
                                        ABA# 021000021

                                        OBI=[name of company; description of
                                        security; interest rate, maturity date;
                                        PPN; due date and application (as among
                                        principal, premium and interest of the
                                        payment being made; contact name and
                                        phone.]

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2

                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

                                  Schedule A-5

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                        on behalf of one or more separate accounts
--------------                          -------------------------------------------
Address for Notices Related to          CIG & Co.
Payments                                c/o CIGNA Investments, Inc.
                                        Attention: Securities Processing S-309
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2309

                                        CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities - S307
                                        Operations Group
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        Fax:  860-726-7203

                                        with a copy to:

                                        Chase Manhattan Bank, N.A.
                                        Private Placement Servicing
                                        P.O. Box 1508
                                        Bowling Green Station
                                        New York, New York  10081
                                        Attention:  CIGNA Private Placements
                                        FAX:  212-552-3107/1005

Address for all other Notices           CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities Division - S307
                                        Daniel E. Feder, Vice President
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        FAX:  860-726-7203

Other Instructions                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on
                                           behalf of one or more separate accounts
                                        By CIGNA Investments, Inc.

                                            By_______________________
                                              Name:
                                              Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               13-3574027


                                  Schedule A-6

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PACIFIC EMPLOYERS INSURANCE COMPANY
--------------                          -----------------------------------
Name in Which Note is Registered        CIG & Co.

Note Registration Number; Principal     R-5; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Chase NYC/CTR/
         Account Information            BNF=CIGNA Private Placements/AC=9009001802
                                        ABA# 021000021

                                        OBI=[name of company; description of
                                        security; interest rate, maturity date;
                                        PPN; due date and application (as among
                                        principal, premium and interest of the
                                        payment being made; contact name and
                                        phone.]

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          CIG & Co.
Payments                                c/o CIGNA Investments, Inc.
                                        Attention: Securities Processing S-309
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2309

                                        CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities - S307
                                        Operations Group
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        Fax:  860-726-7203

                                        with a copy to:

                                        Chase Manhattan Bank, N.A.
                                        Private Placement Servicing
                                        P.O. Box 1508
                                        Bowling Green Station
                                        New York, New York  10081
                                        Attention:  CIGNA Private Placements
                                        FAX:  212-552-3107/1005


                                  Schedule A-7

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PACIFIC EMPLOYERS INSURANCE COMPANY
--------------                          -----------------------------------
Address for all other Notices           CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities Division - S-307
                                        Daniel E. Feder, Vice President
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        FAX:  860-726-7203
Other Instructions                      PACIFIC EMPLOYERS INSURANCE
                                        COMPANY By CIGNA Investments, Inc.

                                            By_______________________
                                              Name:
                                              Title:

Instructions re Delivery of Notes       Law Department of Purchaser

Tax Identification Number               13-3574027


                                  Schedule A-8

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          INA LIFE INSURANCE COMPANY OF NEW YORK
--------------                          --------------------------------------
Name in Which Note is Registered        CIG & Co.

Note Registration Number; Principal     R-6; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Chase NYC/CTR/
         Account Information            BNF=CIGNA Private Placements/AC=9009001802
                                        ABA# 021000021

                                        OBI=[name of company; description of
                                        security; interest rate, maturity date;
                                        PPN; due date and application (as among
                                        principal, premium and interest of the
                                        payment being made; contact name and
                                        phone.]

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          CIG & Co.
Payments                                c/o CIGNA Investments, Inc.
                                        Attention: Securities Processing S-309
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2309

                                        CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities - S307
                                        Operations Group
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        Fax:  860-726-7203

                                        with a copy to:

                                        Chase Manhattan Bank, N.A.
                                        Private Placement Servicing
                                        P.O. Box 1508
                                        Bowling Green Station
                                        New York, New York  10081
                                        Attention:  CIGNA Private Placements
                                        FAX:  212-552-3107/1005


                                  Schedule A-9

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          INA LIFE INSURANCE COMPANY OF NEW YORK
--------------                          --------------------------------------
Address for all other
Notices                                 CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities Division - S-307
                                        Daniel E. Feder, Vice President
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        FAX:  860-726-7203

Other Instructions                      INA LIFE INSURANCE COMPANY
                                        OF NEW YORK By CIGNA Investments, Inc.

                                             By_______________________
                                               Name:
                                               Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               13-3574027


                                  Schedule A-10

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          LIFE INSURANCE COMPANY OF NORTH AMERICA
--------------                          ---------------------------------------
Name in Which Note is
Registered                              CIG & Co.

Note Registration Number; Principal     R-7; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Chase NYC/CTR/
         Account Information            BNF=CIGNA Private Placements/AC=9009001802
                                        ABA# 021000021

                                        OBI=[name of company; description of
                                        security; interest rate, maturity date;
                                        PPN; due date and application (as among
                                        principal, premium and interest of the
                                        payment being made; contact name and
                                        phone.]

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:


                                  Schedule A-11

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          LIFE INSURANCE COMPANY OF NORTH AMERICA
--------------                          ---------------------------------------
Address for Notices Related to          CIG & Co.
Payments                                c/o CIGNA Investments, Inc.
                                        Attention: Securities Processing S-309
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2309

                                        CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities - S307
                                        Operations Group
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        Fax:  860-726-7203

                                        with a copy to:

                                        Chase Manhattan Bank, N.A.
                                        Private Placement Servicing
                                        P.O. Box 1508
                                        Bowling Green Station
                                        New York, New York  10081
                                        Attention:  CIGNA Private Placements
                                        FAX:  212-552-3107/1005

Address for all other
Notices CIG & Co.
                                        c/o CIGNA Investments, Inc.
                                        Attention:  Private Securities Division - S-307
                                        Daniel E. Feder, Vice President
                                        900 Cottage Grove Road
                                        Hartford, CT  06152-2307
                                        FAX:  860-726-7203

Other Instructions                      LIFE INSURANCE COMPANY OF NORTH AMERICA
                                        By CIGNA Investments, Inc.

                                              By_______________________
                                                Name:
                                                Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               13-3574027


                                  Schedule A-12

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
--------------                          ----------------------------------------------------
Name in Which Note is Registered        Alexander Hamilton Life Insurance Company of America

Note Registration Number; Principal     R-8; $6,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Alexander Hamilton Life Insurance Company of America
         Account Information            c/o The Bank of New York
                                        ABA #021 000 018
                                        BNF: IOC566
                                        Attention: P&I Department

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Alexander Hamilton Life Insurance Company of America
Payments                                c/o The Bank of New York
                                        Attention:  P&I Department
                                        P.O. Box 19266
                                        Newark, New Jersey 07195

Address for all other Notices           Alexander Hamilton Life Insurance Company of America
                                        P.O. Box 21008
                                        Greensboro, NC  27420
                                        Attention:  Securities Administration - 3630
                                        Fax: 910/691-3025

                                        For overnight delivery:

                                        100 North Greene Street
                                        Greensboro, NC 27401

Other Instructions                      ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF
                                        AMERICA

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-13

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
--------------                          ----------------------------------------------------
Instructions re                         Bank of New York
Delivery of Notes                       One Wall Street
                                        3rd Floor, Window A
                                        For Alexander Hamilton Life Acct. 186101
                                        New York, NY 10286

                                        with a copy to:

                                        Alexander Hamilton Life Insurance Company of America
                                        P.O. Box 21008
                                        Greensboro, NC 27420
                                        Attention:  Securities Administration - 3630

Tax Identification Number               56-1311063


                                  Schedule A-14

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          JEFFERSON-PILOT LIFE INSURANCE COMPANY
--------------                          --------------------------------------
Name in Which Note is Registered        Jefferson-Pilot Life Insurance Company

Note Registration Number; Principal     R-9; $6,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Jefferson-Pilot Life Insurance Company
         Account Information            c/o The Bank of New York
                                        ABA #021 000 018
                                        BNF: IOC566
                                        Attention: P&I Department

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Jefferson-Pilot Life Insurance Company
Payments                                c/o The Bank of New York
                                        Attention: P&I Department
                                        P.O. Box 19266
                                        Newark, New Jersey 07195

Address for all other Notices           Jefferson-Pilot Life Insurance Company
                                        P.O. Box 21008
                                        Greensboro, NC 27420
                                        Attention: Securities Administration - 3630
                                        Fax: 910/691-3025

                                        For overnight delivery:

                                        100 North Greene Street
                                        Greensboro, NC 27401

Other Instructions                      JEFFERSON-PILOT LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-15

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          JEFFERSON-PILOT LIFE INSURANCE COMPANY
--------------                          --------------------------------------
Instructions re                         Bank of New York
Delivery of Notes                       One Wall Street
                                        3rd Floor, Window A
                                        For Jefferson-Pilot Life Acct. 186100
                                        New York, NY 10286

                                        with a copy to:

                                        Jefferson-Pilot Life Insurance Company
                                        P.O. Box 21008
                                        Greensboro, NC 27420
                                        Attention: Securities Administration - 3630

Tax Identification Number               56-0359860


                                  Schedule A-16

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
--------------                          ----------------------------------------------
Name in Which Note
is Registered                           CUDD & CO.

Note Registration Number; Principal     R-10; $8,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        The Chase Manhattan Bank
         Account Information            FED ABA #021000021
                                        CHASE/NYC/CTR/BNF
                                        A/C 900-9-000200

                                        Reference The Guardian A/C #G05978

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          The Guardian Life Insurance Company of America
Payments                                Attn:  Investment Account M-IA
                                        201 Park Avenue South
                                        New York, NY  10003
                                        Fax (212) 677-9023

Address for all other Notices           The Guardian Life Insurance Company of America
                                        201 Park Avenue South
                                        New York, NY  10003
                                        Attn:    Thomas Donohue
                                                 Investment Department 7B
                                                 FAX # (212) 777-6715

Other Instructions                      GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-17

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
--------------                          ----------------------------------------------
Instructions re                         Chase Manhattan Bank
Delivery of Notes                       4 New York Plaza
                                        Ground Floor/Receive Window
                                        New York, NY  10081

                                        Reference The Guardian Account #G05978

Tax Identification Number               13-6022143


                                  Schedule A-18

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          FORT DEARBORN LIFE INSURANCE COMPANY
--------------                          ------------------------------------
Name in Which Note is Registered        Var & Co.

Note Registration Number; Principal     R-11; $2,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        First Bank Minneapolis
         Account Information            ABA #091000022
                                        For further credit to First Trust Illinois
                                        Account 1-801-21167365
                                        Wire Clearing Account 47300098
                                        Att: A/C #78693302 Fort Dearborn Life

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Fort Dearborn Life Insurance Company
Payments                                c/o Guardian Asset Management Corp.
                                        Fixed Income Securities
                                        201 Park Avenue South - 8B
                                        New York, NY  10003

Address for all other Notices           Fort Dearborn Life Insurance Company
                                        c/o Guardian Asset Management Corp.
                                        Fixed Income Securities
                                        201 Park Avenue South - 8B
                                        New York, NY  10003

Other Instructions                      FORT DEARBORN LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         First Trust N.A.
Delivery of Notes                       Attn:  Physical Unit
                                        Asset Settlement Services
                                        Fourth Floor
                                        180 East 5th Street
                                        St. Paul, MN  55101

Tax Identification Number               41-6026203


                                  Schedule A-19

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


                                  Schedule A-20

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NATIONWIDE LIFE INSURANCE COMPANY
--------------                          ---------------------------------
Name in Which Note is Registered        Nationwide Life Insurance Company

Note Registration Number; Principal     R-12; $7,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        The Bank of New York
         Account Information            ABA No.:  021-000-018
                                        BNF:  IOC566
                                        For the Account of: Nationwide Life Insurance Company
                                        Attn:  P&I Department

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Nationwide Life Insurance Company
Payments                                c/o The Bank of New York
                                        P.O. Box 19266
                                        Attn:  P&I Department
                                        Newark, NJ  07195

                                        With a copy to:

                                        Nationwide Life Insurance Company
                                        Attn:  Investment Accounting
                                        One Nationwide Plaza (1-32-05)
                                        Columbus, Ohio  43215-2220

Address for all other Notices           Nationwide Life Insurance Company
                                        One Nationwide Plaza (1-33-07)
                                        Columbus, Ohio  43215-2220
                                        Attn: Corporate Fixed-Income Securities

Other Instructions                      NATIONWIDE LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:



                                  Schedule A-21

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NATIONWIDE LIFE INSURANCE COMPANY
--------------                          ---------------------------------
Instructions re                         The Bank of New York
Delivery of Notes                       One Wall Street
                                        3rd Floor - Window A
                                        New York, New York 10286
                                        F/A/O Nationwide Life Insurance Company Account No.: 267829

Tax Identification Number               31-4156830


                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
--------------                          ---------------------------------------------
Name in Which Note is Registered        Nationwide Life and Annuity Insurance Company

Note Registration Number; Principal     R-13; $2,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        The Bank of New York
         Account Information            ABA No.:  021-000-018
                                        BNF:  IOC566
                                        For the Account of: Nationwide Life and Annuity Insurance Company
                                        Attn:  P&I Department

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Nationwide Life and Annuity Insurance Company
Payments                                c/o The Bank of New York
                                        P.O. Box 19266
                                        Attn:  P&I Department
                                        Newark, NJ  07195

                                        With a copy to:

                                        Nationwide Life Insurance Company
                                        Attn:  Investment Accounting
                                        One Nationwide Plaza (1-32-05)
                                        Columbus, Ohio  43215-2220


                                  Schedule A-22

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
--------------                          ---------------------------------------------
Address for all other Notices           Nationwide Life and Annuity Insurance Company
                                        One Nationwide Plaza (1-33-07)
                                        Columbus, Ohio  43215-2220
                                        Attn: Corporate Fixed-Income Securities

Other Instructions                      NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         The Bank of New York
Delivery of Notes                       One Wall Street
                                        3rd Floor - Window A
                                        New York, New York 10286
                                        F/A/O Nationwide Life and Annuity Insurance
                                                 Company Account No.: 267961

Tax Identification Number               31-1000740


                                  Schedule A-23

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY
--------------                          -------------------------------------------
Name in Which Note is Registered        Kinsat

Note Registration Number; Principal     R-14; $10,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Bankers -NYC
         Account Information            ABA No.: 021-001-033
                                        Account No.: 99-911-145
                                        For Further Credit to:     Providian Life and Health Insurance Company
                                                                   Account No. 099159
Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Attn:  Securities Processing - 11th Floor
Payments                                Providian Life and Health Insurance Company
                                        c/o Providian Capital Management
                                        400 West Market Street
                                        Louisville, KY  40202

Address for all other Notices           Attn:  Securities Department - 10th Floor
                                        Providian Life and Health Insurance Company
                                        c/o Providian Capital Management
                                        400 West Market Street
                                        Louisville, KY  40202

                                        Fax: (502) 560-2030

Other Instructions                      PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-24

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY
--------------                          -------------------------------------------
Instructions re                         Bankers Trust Company
Delivery of Notes                       16 Wall Street, 4th Floor
                                        New York, NY  10005
                                        Attn:  Richard McCormick
                                        for the account of
                                        Providian Life and Health Insurance Company,
                                        Account No. 099159

Tax Identification Number               13-2839318 (Kinsat)


                                  Schedule A-25

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          AMERICAN BANKERS INSURANCE COMPANY
--------------                          ----------------------------------
Name in Which Note is Registered        American Bankers Insurance Company

Note Registration Number; Principal     R-15; $1,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        CHASE NY/GEOCUST
         Account Information            ABA #021-000-021
                                        Account #N 5472904

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          American Bankers Insurance Company
Payments                                Attn:  Investments Dept.
                                        P.O. Box 979004
                                        Miami, FL  33197-9004

Address for all other Notices           American Bankers Insurance Company
                                        Attn:  Investments Dept.
                                        P.O. Box 979004
                                        Miami, FL  33197-9004

Other Instructions                      AMERICAN BANKERS INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Chase Manhattan Bank
Delivery of Notes                       4 New York Plaza
                                        New York, NY  10004
                                        (Ground Floor/Receive Window)
                                        Euroclear Number:  94684

Tax Identification Number               59-0593886


                                  Schedule A-26

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          AMERICAN BANKERS LIFE ASSURANCE COMPANY
--------------                          ---------------------------------------
Name in Which Note is Registered        American Bankers Life Assurance Company

Note Registration Number; Principal     R-16; $5,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        CHASE NY/GEOCUST
         Account Information            ABA #021-000-021
                                        Account #N 5472808

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          American Bankers Life Assurance Company
Payments                                Attn:  Investments Dept.
                                        P.O. Box 979004
                                        Miami, FL  33197-9004

Address for all other Notices           American Bankers Insurance Company
                                        Attn:  Investments Dept.
                                        P.O. Box 979004
                                        Miami, FL  33197-9004

Other Instructions                      AMERICAN BANKERS LIFE ASSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Chase Manhattan Bank
Delivery of Notes                       4 New York Plaza
                                        New York, NY  10004
                                        (Ground Floor/Receive Window)
                                        Account #N 5472808

                                        Euroclear Number 94684

Tax Identification Number               59-0676017


                                  Schedule A-27

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          RGA REINSURANCE COMPANY
--------------                          -----------------------
Name in Which Note is Registered        RGA Reinsurance Company

Note Registration Number; Principal     R-17; $6,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        General American Life Insurance Company
         Account Information            c/o The Bank of New York
                                        ABA #021000018             BNF:  IOC566
                                        Attn:  P&I Department

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Conning Asset Management
Payments                                Attn: Investment Accounting
                                        P.O. Box 418
                                        St. Louis, MO  63166
                                                 and
                                        General American Life Insurance Company
                                        c/o The Bank of New York
                                        P.O. Box 19266
                                        Newark, NJ  07195

Address for all other Notices           Conning Asset Management
                                        Attn:  Securities Division
                                        P.O. Box 396
                                        St. Louis, MO  63166
                                                 and
                                        General American Life Insurance Company
                                        c/o The Bank of New York
                                        P.O. Box 19266
                                        Newark, NJ  07195

Other Instructions                      RGA Reinsurance Company

                                        By: Conning Asset Management Company

                                        By: __________________________________
                                             Name:
                                             Title:


                                  Schedule A-28

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          RGA REINSURANCE COMPANY
--------------                          -----------------------
Instructions re                         The Bank of New York
Delivery of Notes                       Attn:  Free Receive
                                        One Wall Street, 5th Floor
                                        New York, NY  10004

                                        For the account of
                                        RGA Reinsurance Company
                                        Account #127709
                                        If problem, call
                                        Lucille Del Terzo at The Bank of New York
                                        (212) 495-2404
Tax Identification Number               43-1235868


                                  Schedule A-29

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          THE OHIO NATIONAL LIFE INSURANCE COMPANY
--------------                          ----------------------------------------
Name in Which Note is Registered        The Ohio National Life Insurance Company

Note Registration Number; Principal     R-18; $6,500,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Star Bank, NA
         Account Information            ABA #042-000013
                                        425 Walnut Street
                                        Cincinnati, Ohio  45202

                                        For credit to The Ohio National Life Insurance Company
                                        Account #910-275-7
Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Ohio National Financial Services
Payments                                One Financial Way
                                        Cincinnati, Ohio  45242

Address for all other Notices           Ohio National Financial Services
                                        One Financial Way
                                        Cincinnati, Ohio  45242

Other Instructions                      THE OHIO NATIONAL LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               31-0397080


                                  Schedule A-30

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
--------------                          -------------------------------------------
Name in Which Note is Registered        Southern Farm Bureau Life Insurance Company

Note Registration Number; Principal     R-19; $5,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Wachovia Bank of North Carolina
         Account Information            301 North Main Street
                                        Winston-Salem, NC  27150-1013
                                        ABA #053100494
                                        For further credit to:     Account #8730-007153
                                                                   Southern Farm Bureau Life Insurance Company

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Southern Farm Bureau Life Insurance Company
Payments                                1401 Livingston Lane
                                        Jackson, MS  39213
                                        Attn:  Carol Robertson, CFA
                                        Tel:   601-981-7422 ext. 506
                                        Fax:   601-981-3605

Address for all other Notices           Southern Farm Bureau Life Insurance Company
                                        P.O. Box 78
                                        Jackson, MS  39205
                                        Attn: Investment Department

                                        or by overnight delivery to:
                                        1401 Livingston Lane
                                        Jackson, MS  39213

Other Instructions                      SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes




                                  Schedule A-31

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
--------------                          -------------------------------------------
Tax Identification Number               64-0283583


                                  Schedule A-32

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          PROVIDENT MUTUAL LIFE INSURANCE COMPANY
--------------                          ---------------------------------------
Name in Which Note is Registered        Provident Mutual Life Insurance Company

Note Registration Number; Principal     R-20; $2,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        PNC Bank
         Account Information            Broad and Chestnut Streets
                                        Philadelphia, PA  19101
                                        ABA No.: 031-000-053
                                        For the Account of: Provident Mutual Life Insurance Company
                                        Account No.: 85-4084-2176

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          1205 Westlakes Drive
Payments                                Berwyn, PA  19312-2405
                                        Attn:  Treasurer

Address for all other Notices           Provident Mutual Life Insurance Company
                                        P.O. Box 1717
                                        Valley Forge, PA 19482-1717
                                        Attention: Securities Investment Department
                                        Fax No.: (610) 407-1322

                                        or if by overnight courier to:

                                        1205 Westlakes Drive
                                        Berwyn, PA  19312-2405
                                        Attn:  Treasurer

Other Instructions                      PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Law Department of Purchaser
Delivery of Notes


                                  Schedule A-33

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PROVIDENT MUTUAL LIFE INSURANCE COMPANY
--------------                          ---------------------------------------
Tax Identification Number               23-099-045-0


                                  Schedule A-34

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
--------------                          ---------------------------------------------------
Name in Which Note is Registered        Providentmutual Life and Annuity Company of America

Note Registration Number; Principal     R-21; $2,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        PNC Bank
         Account Information            Broad and Chestnut Streets
                                        Philadelphia, PA  19101
                                        ABA No.: 031-000-053
                                        For the Account of:        Providentmutual Life and Annuity
                                                                   Company of America
                                        Account No.: 85-5075-4911

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          1205 Westlakes Drive
Payments                                Berwyn, PA  19312-2405
                                        Attn:  Treasurer

Address for all other Notices           Providentmutual Life and Annuity Company of America
                                        P.O. Box 1717
                                        Valley Forge, PA 19482-1717
                                        Attention: Securities Investment Department
                                        Fax No.: (610) 407-1322

                                        or if by overnight courier to:

                                        1205 Westlakes Drive
                                        Berwyn, PA  19312-2405
                                        Attn:  Treasurer

Other Instructions                      PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-35

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
--------------                          ---------------------------------------------------
Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               23-161-908-2


                                  Schedule A-36

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          MID-WESTERN NATIONAL LIFE INSURANCE COMPANY
--------------                          -------------------------------------------
Name in Which Note is Registered        MAC & Co

Note Registration Number; Principal     R-22; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Federal Reserve Bank of Boston
         Account Information            ABA # -- 011001234/BOS SAFE DEP
                                        DDA # -- 048771-CC1167
                                        For account of: Mid-Western National Life Insurance Company
                                        Account # -- 312V012

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Mid-Western National Life Insurance Company
Payments                                c/o Emerald Capital Group, Ltd.
                                        100 Chetwynd Drive, Suite 202
                                        Rosemont, PA  19010
                                        (610) 527-0350
                                        (610) 527-0352 -- fax

Address for all other Notices           Mid-Western National Life Insurance Company
                                        c/o Emerald Capital Group, Ltd.
                                        100 Chetwynd Drive, Suite 202
                                        Rosemont, PA  19010
                                        (610) 527-0350
                                        (610) 527-0352 -- fax

Other Instructions                      MID-WESTERN NATIONAL LIFE INSURANCE COMPANY

                                        By_________________________________________
                                           Patrick J. McLaughlin, Managing Director
                                           Emerald Capital Group, Ltd.
                                           Investment Advisor to
                                           Mid-Western National Life Insurance Company


                                  Schedule A-37

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          MID-WESTERN NATIONAL LIFE INSURANCE COMPANY
--------------                          -------------------------------------------
Instructions re                         Mellon Securities Trust Company
Delivery of Notes                       120 Broadway, 13th Floor
                                        New York, New York 10271
                                        For account of:   Mid-Western National Life Insurance Company
                                                          Account # -- 312V02

Tax Identification Number               62-0724538


                                  Schedule A-38

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          MERRILL LYNCH LIFE INSURANCE COMPANY
--------------                          ------------------------------------
Name in Which Note is Registered        Salkeld & Co.

Note Registration Number; Principal     R-23; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Private Placements
         Account Information            Bankers Trust Company
                                        ABA #02101033
                                        Account #99-011-145
                                        FFC: MLLIFE, a/c #91469

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Merrill Lynch Life Insurance Company
Payments                                P.O. Box 9011
                                        Princeton, NJ 08543
                                        Attention:        Linda Thatch 2-I
                                                          Supervisor
                                                          Tel: (609) 282-3625  Fax: (609) 282-3703

Address for all other Notices           Merrill Lynch Asset Management
                                        P.O. Box 9011
                                        Princeton, NJ 08543-9011
                                        Attention:        Anna Chin
                                                          Vice President
                                                          Tel: (609) 282-1297  Fax: (609) 282-2586

                                        or if by overnight courier to:

                                        Merrill Lynch Asset Management
                                        800 Scudders Mill Road
                                        Plainsboro, NJ  08536
                                        Attention:        Anna Chin
                                                          Vice President

Other Instructions                      MERRILL LYNCH LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:


                                  Schedule A-39

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          MERRILL LYNCH LIFE INSURANCE COMPANY
--------------                          ------------------------------------
Instructions re                         Law Department of Purchaser
Delivery of Notes

Tax Identification Number               91-132-5756


Purchaser Name                          MODERN WOODMEN OF AMERICA
--------------                          -------------------------
Name in Which Note is Registered        Modern Woodmen of America

Note Registration Number; Principal     R-24; $3,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Harris Trust & Savings Bank
         Account Information            111 West Monroe Street
                                        Chicago, IL  60690
                                        ABA No.: 071-000-288
                                        For the Account of: Modern Woodmen of America
                                        Account No.: 347-904-5

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Modern Woodmen of America
Payments                                1701 1st Avenue
                                        Rock Island, IL  61201
                                        Attention: Investment Department

Address for all other Notices           Modern Woodmen of America
                                        1701 1st Avenue
                                        Rock, Island IL 61201
                                        Attention: Investment Department


Other Instructions                      MODERN WOODMEN OF AMERICA

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Modern Woodmen of America
Delivery of Notes                       Attn:  Investment Department



                                  Schedule A-40

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          MODERN WOODMEN OF AMERICA
--------------                          -------------------------
Tax Identification Number               36-1493430


                                  Schedule A-41

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          NATIONAL GUARDIAN LIFE INSURANCE COMPANY
--------------                          ----------------------------------------
Name in Which Note is Registered        National Guardian Life Insurance Company

Note Registration Number; Principal     R-25; $2,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        Firstar Bank Madison
         Account Information            PO Box 7900
                                        Madison, WI 53707
                                        ABA No.: 075900465
                                        For the Account of:  National Guardian Life Insurance Company
                                        Account No.: 311-700-397

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Attention: Investment Department
Payments                                National Guardian Life Insurance Company
                                        2 East Gilman Street PO Box 1191
                                        Madison, WI 53701-1191

Address for all other Notices           Attention: Investment Department
                                        National Guardian Life Insurance Company
                                        2 East Gilman Street PO Box 1191
                                        Madison, WI 53701-1191

Other Instructions                      NATIONAL GUARDIAN LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         National Guardian Life Insurance
Delivery of Notes                       2 East Gilman Street
                                        Madison, WI  53703-1191
                                        Attention: Robert Mucci


                                  Schedule A-42

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          NATIONAL GUARDIAN LIFE INSURANCE COMPANY
--------------                          ----------------------------------------
Tax Identification Number               39-049-3780


                                  Schedule A-43

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

Purchaser Name                          PAN-AMERICAN LIFE INSURANCE COMPANY
--------------                          -----------------------------------
Name in Which Note is Registered        PAN-AMERICAN LIFE INSURANCE COMPANY

Note Registration Number; Principal     R-26; $2,000,000
Amount

Payment on Account of Note

                                        Federal Funds Wire Transfer
         Method
                                        First National Bank of Commerce
         Account Information            210 Baronne Street
                                        New Orleans, LA  70112
                                        ABA No.: 065000029
                                        For the Account of: Pan-American Life Insurance Company
                                        Account No.: 1100-29496

Accompanying Information                Name of Company:           HANDY & HARMAN
                                        Description of
                                        Security:                  7.31% Senior Notes due April 30, 2004
                                        PPN:                       410306 D* 2
                                        Due Date and Application (as among
                                        principal, Make-Whole Amount and
                                        interest) of the payment being made:

Address for Notices Related to          Pan-American Life Insurance Company
Payments                                Attn:  Bond & Stock Accounting
                                        28th Floor
                                        601 Poydras Street
                                        New Orleans, LA  70130

                                        Fax (504) 566-3459

Address for all other Notices           Pan-American Life Insurance Company
                                        Attn:  Investment Department
                                        28th Floor
                                        601 Poydras Street
                                        New Orleans, LA  70130

Other Instructions                      PAN-AMERICAN LIFE INSURANCE COMPANY

                                        By_______________________
                                                 Name:
                                                 Title:

Instructions re                         Pan-American Life Insurance Company
Delivery of Notes                       Attn:  Marylyn Andree
                                        28th Floor
                                        601 Poydras Street
                                        New Orleans, LA  70130


                                  Schedule A-44

                                   SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS


Purchaser Name                          PAN-AMERICAN LIFE INSURANCE COMPANY
--------------                          -----------------------------------
Tax Identification Number               72-0281240


                                  Schedule A-45

                                   SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Adjusted Debt" means, at any time, and with respect to any Person, the sum (without duplication) of

                  (a) all Debt of such Person plus

                  (b) the aggregate notional amount at such time of all Future Payables Transactions of such Person net of the amount of any cash pledged to secure the payment obligations in respect of Future Payables Transactions, minus

                  (c) an amount equal to 70% of the Fair Market Value of Owned Precious Metal Inventory of such Person at such time, so long as none of such Owned Precious Metal Inventory is subject to any Lien in favor of any Person other than the Company or a Restricted Subsidiary.

         "Affiliate" means, at any time, and with respect to any Person,

                  (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

                  (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Restricted Subsidiary or any corporation of which the Company and the Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.


                                  Schedule B-1

         "Agreement, this" is defined in Section 17.3.

         "Applicable Four Quarter Period" means, as of any time, the period of four complete consecutive fiscal quarters of the Company then most recently ended as to which either or both of the following conditions have been met: (i) 45 days have elapsed since the end of such period and (ii) the holders of the Notes have received the financial statements required to be delivered to them by
Section 7.1(a) or Section 7.1(b), as the case may be, with respect to the last fiscal quarter of such period.

         "Asset Disposition" means any Transfer except:

                  (a) any

                           (i) Transfer from a Restricted Subsidiary to the
                  Company or another Restricted Subsidiary; and

                           (ii) Transfer from the Company to a Restricted
                  Subsidiary;

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

                  (b) any Transfer (including, without limitation, the Transfer of Precious Metals) made in the ordinary course of business;

                  (c) any Transfer of Owned Precious Metal Inventory by the Company or any Restricted Subsidiary in exchange for consideration having a Fair Market Value at least equal to that of the Owned Precious Metal Inventory being Transferred;

                  (d) any Transfer of Precious Metals by the Company or any Restricted Subsidiary in connection with a Future Payables Transaction involving the same quantity of Precious Metals so Transferred;

                  (e) any Transfer of Property if, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall enter into a Capital Lease (as lessee) with respect to such Property or Property it intends to use for the same purposes;


                                  Schedule B-2

                  (f) the Singapore Joint Venture Asset Disposition; and

                  (g) the Transfer of Subsidiary Stock of any Unrestricted Subsidiary.

          "Singapore Joint Venture Asset Disposition" means the Transfer, or series of related Transfers, of all or substantially all of the Company's equity interest in Handy & Harman Manufacturing (Singapore) Pte. Ltd., or all or substantially all of the assets thereof, but only in respect of the Company's direct or indirect portion of the Net Proceeds Amount attributable thereto that does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and the entire amount of such portion of such Net Proceeds Amount is applied to a Property Reinvestment Application (whether or not within 180 days before or after such Transfer).

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the principal portion of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Capital Stock" means any class of capital stock, share capital or similar equity interest of a Person.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" is defined in the introductory sentence of this Agreement.

         "Confidential Information" is defined in Section 20.


                                  Schedule B-3

         "Consignment Arrangement" means any financing arrangement by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary acquires possession of Precious Metals from any other Person (other than the Company or a Restricted Subsidiary), for use in its manufacturing process, by way of consignment or lease (it being understood that, for purposes of this Agreement, neither the Company nor any Restricted Subsidiary acquires any ownership interest in such Precious Metals until such time as it purchases such Precious Metals in accordance with the terms of such financing arrangement). In no event shall Consignment Arrangements include any Precious Metals of any customer of the Company or any Restricted Subsidiary.

         "Consolidated Adjusted Cash Flow" means, for any period of four complete consecutive fiscal quarters of the Company, the sum of

                  (a) Consolidated Net Income for such period, plus

                  (b) the amount of all (i) interest expense, (ii) depreciation, amortization and other non-cash charges, (iii) income taxes, and (iv) non-recurring charges, but only to the extent deducted in the determination of Consolidated Net Income for such period, minus

                  (c) Non-Cash Income (except for Non-Cash Income arising from the over-funding of pension plans as provided in Statement of Financial Accounting Standards No. 87) but only to the extent included in the determination of Consolidated Net Income for such period minus

                  (d) gains on sales of Owned Precious Metal Inventory (except for any such gains on sales attributable to Owned Precious Metal Inventory incorporated in products manufactured by the Company or any Restricted Subsidiary).

Subject to the next succeeding sentence, Consolidated Adjusted Cash Flow, in respect of any period of four complete consecutive fiscal quarters of the Company, shall be determined on the basis that all acquisitions or dispositions of Subsidiary Stock or other Property acquired or disposed of during such period occurred on the first day of such period. In addition, as used in Sections 10.3, 10.5, 10.6, 10.7 and 10.10, Consolidated Adjusted Cash Flow with respect to the Applicable Four Quarter Period referred to in each of such sections shall be determined on the basis that all acquisitions


                                  Schedule B-4
or dispositions of Subsidiary Stock or other Property acquired or disposed of at any time subsequent to the commencement of such period, and at or prior to the time of determination referred to in each of such sections, occurred on the first day of such period.

         "Non-Cash Income," in respect of any period, means

                           (i) the income (or loss) of any Person (other than a
                  Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                           (ii) any restoration to income of any contingency
                  reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                           (iii) any gains resulting from any write-up of any
                  assets (but not any loss resulting from any write-down of any assets),

                           (iv) any gain arising from the acquisition of any
                  Debt Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary,

                           (v) any net income, net loss or gain or loss during
                  such period from (x) any change in accounting principles in accordance with GAAP or (y) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and

                           (vi) any deferred credit representing the excess of
                  equity in any Restricted Subsidiary at the date of acquisition over the cost of investment in such Restricted Subsidiary.

It is understood that Non-Cash Income may be negative.


                                  Schedule B-5

         "Consolidated Adjusted Debt" means, at any time, Adjusted Debt at such time as determined for the Company and the Restricted Subsidiaries on a consolidated basis, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (in each case, eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP),

                  (a) all interest (other than amortization of Debt expense) in respect of Debt of the Company and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations deducted in determining Consolidated Net Income for such period) for such period as determined in accordance with GAAP, together with all interest (other than amortization of Debt expense) capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period; provided that interest on any Debt of the Company or the Restricted Subsidiaries that accrues at a variable rate based on LIBOR shall be determined on the basis that LIBOR does not exceed 6.5% per annum, plus

                  (b) all debt discount amortized or required to be amortized in the determination of Consolidated Net Income for such period, plus

                  (c) in a Future Payables Transaction, the amount by which the purchase price of Precious Metal to be acquired on a future date exceeds the price of the Owned Precious Metal Inventory sold in such transaction, to the extent such excess is attributable to such period (it being understood that such excess shall be attributed ratably to each day in the period from the date of such Future Payables Transaction to and including such future date).

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative


                                  Schedule B-6
whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP; provided, however, that, as used in Section 10.8, Consolidated Net Income shall be determined without taking into account 50% of the gains or losses of the Company and the Restricted Subsidiaries arising from any disposition of Precious Metals outside the ordinary course of their business.

         "Consolidated Net Worth" means, at any time,

                  (a) the total assets of the Company and the Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and the Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus

                  (b) the total liabilities of the Company and the Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP;

provided, however, that the amount to be included in Consolidated Net Worth in respect of the Capital Stock of Unrestricted Subsidiaries shall be calculated on the equity method, and Consolidated Net Worth shall not be increased or decreased by an amount in excess of $5,000,000 for the sum of the aggregate amount of such Capital Stock and the aggregate principal amount of all Debt owing to the Company and the Restricted Subsidiaries by all Unrestricted Subsidiaries.

         "Consolidated Rentals" means, with respect to any period, the aggregate amount of rental and all other obligations required to be paid during such period by the Company or any Restricted Subsidiary (a) as lessee under all leases (other than Capital Leases) of Property or (b) as consignee or lessee under any Consignment Arrangement (to the extent the rent or other obligations thereunder are not included in Consolidated Interest Expense) (in each case, eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in


                                  Schedule B-7
the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, reimbursement of expenses, indemnities and similar charges, provided that if, at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease or Consignment Arrangement, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or
(b) if the related lease or Consignment Arrangement was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

         "Debt" means, with respect to any Person, without duplication,

                  (a) the principal amount of borrowed money that (subject to the last sentence of this definition) appears on the balance sheet of such Person as a liability in accordance with GAAP;

                  (b) the deferred purchase price of Property acquired by such Person (including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property) that (subject to the last sentence of this definition) appears on the balance sheet of such Person as a liability in accordance with GAAP;

                  (c) its Capital Lease Obligations;

                  (d) all liabilities for the principal amount of borrowed money of any other Person that is secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of paragraphs (a) through (d) hereof.


                                  Schedule B-8

In no event shall "Debt" include Consignment Arrangements, Future Payables Transactions or accounts payable arising in the ordinary course of business of the Company and the Restricted Subsidiaries.

Debt of any Person shall include all obligations of such Person of the character described in paragraphs (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Debt Prepayment Application" means, with respect to any Transfer of Property, the application by the Company or the Restricted Subsidiaries of cash in an amount equal to all or any portion of the Net Proceeds Amount with respect to such Transfer to pay Senior Debt or the obligations under any Future Payables Transaction (other than Senior Debt owing to the Company, any of the Restricted Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Company or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt). In the course of making such application to the payment of Senior Debt (but not any such application to the obligations under any Future Payables Transaction) the Company shall offer to repurchase, at par, from each holder of Notes the lesser of (x) the entire outstanding principal amount of such holder's Notes or (y) a portion of such holder's Notes equal to the Noteholders' Share of the Net Proceeds Amount multiplied by a fraction of which the numerator is the outstanding principal amount of such holder's Notes and the denominator is the aggregate outstanding principal amount of all Notes. Any such offer which is not accepted within 30 days shall be deemed to have lapsed and the Company shall forthwith apply any portion of the Net Proceeds Amount not applied to the acquisition of Notes to the prepayment of other Senior Debt. "Noteholders' Share of the Net Proceeds Amount" means, in respect of any Net Proceeds Amount to be applied towards the repayment of Senior Debt, an amount equal to the result of
(I) such Net Proceeds Amount multiplied by (II) a fraction, of which the numerator is the aggregate outstanding principal amount of all Notes and the denominator is the aggregate outstanding principal amount of all Senior Debt (including, without


                                  Schedule B-9
limitation, the Notes), in each case immediately prior to such prepayment.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

         "Disposition Value" means, at any time, with respect to any Property

                  (a) in the case of Property that does not constitute Subsidiary Stock, the net book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of Property that constitutes Subsidiary Stock, an amount equal to that percentage of the net book value of the net assets of the Restricted Subsidiary that issued such stock as is equal to the percentage that the net book value of such Subsidiary Stock represents of the net book value of all of the outstanding capital stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.


                                  Schedule B-10

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell). For purposes of determining the Fair Market Value of any Precious Metals as of any date of determination, the Company may base such value on the average of the prices of such metal, as published by the Company (or, if not so published, by the London P.M. Fix) on each day during the three month period ending on such date of determination.

         "Future Payables Transaction" means, as of any date, a financing arrangement of the Company or any Restricted Subsidiary involving the sale of Precious Metals actually owned by the Company as of such date and the contemporaneous purchase, on a future payment and delivery basis, by the Company or such Restricted Subsidiary of a substantially equivalent quantity of Precious Metals of the same type.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of

                           (i) the United States of America or any state or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any Properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.


                                  Schedule B-11

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Debt or any Property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

                  (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

                  (d) otherwise to assure the owner of such Debt against loss in respect thereof.

In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.


                                  Schedule B-12

         "Institutional Investor" means (a) any original purchaser of a Note or any of its Affiliates and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "LIBOR" means any interest rate based on the per annum London interbank offered rate for deposits of United States dollars.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person.

         "Make-Whole Amount" is defined in Section 8.6.

         "Material" means material in relation to the business, operations, affairs, financial condition, or Properties of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition or Properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Material Restricted Subsidiary" means a Restricted Subsidiary owning Property having a net book value equal to or greater than five percent (5%) of Consolidated Net Worth or having revenues equal to or greater than five percent (5%) of the consolidated revenues of the Company and the Restricted Subsidiaries, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).


                                  Schedule B-13

         "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to:

                    (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                    (b) all reasonable out-of-pocket costs, fees, commissions and other expenses incurred by such Person in connection with such Transfer and income taxes paid or reasonably estimated to be payable in connection therewith; minus

                    (c) all obligations required to be paid by the Company or a Restricted Subsidiary as a result of such Transfer.

         "Non-US Pension Plan" means any plan, fund or other similar program

                  (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of employees (substantially all of whom are not citizens of, and do not reside within, the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                  (b) not subject to ERISA.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "Other Agreements" is defined in Section 2.

         "Other Purchasers" is defined in Section 2.

         "Owned Precious Metal Inventory" means all Precious Metals acquired by the Company or a Restricted Subsidiary in a Future Payables Transaction and all Precious Metals owned by the Company or any Restricted Subsidiary up to an


                                  Schedule B-14
aggregate amount of ounces for each type of Precious Metal as set forth below:

                  Gold - 116,076

                  Silver - 14,749,005

                  Platinum - 943

                  Palladium - 80,755

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Precious Metals" means any precious metals, including, without limitation, gold, silver, palladium and platinum.

         "Priority Debt" means, without duplication, at any time, the sum of

                  (a) all Debt of the Company and the Restricted Subsidiaries secured by any Lien with respect to any Property owned by the Company or any of the Restricted Subsidiaries permitted by paragraph (xi) of
         Section 10.7(a) (other than Debt owing to the Company or a Restricted Subsidiary), plus

                  (b) all Adjusted Debt of the Restricted Subsidiaries (other than Debt in respect of Capital Lease Obligations, pollution control bonds or industrial revenue bonds) outstanding at such time (other than Debt owing to the Company or another Restricted Subsidiary), plus


                                  Schedule B-15

                  (c) all Attributable Debt of the Company and the Restricted Subsidiaries (other than Attributable Debt owing to the Company or a Restricted Subsidiary).

                  "Attributable Debt" means, at any time, as to any particular lease relating to a Sale-and-Leaseback Transaction (other than a Sale-and-Leaseback Transaction the Net Proceeds Amount in respect of which is to be applied as described in Section 10.10(b)), the present value of all base rentals required to be paid by the Company or any Restricted Subsidiary under such lease during the remaining term thereof (determined in accordance with GAAP using a discount factor equal to the interest rate implicit in such lease if known or, if not known, 8% per annum), provided, however, that if such lease is a non-recourse lease, Attributable Debt shall mean the lesser of (x) such present value or (y) the Fair Market Value of the Property subject to such transaction as determined at such time by the Company in good faith. As used in this definition, "base rentals" means all rentals payable by a lessee under a lease less all amounts required to be paid by the lessee in respect of maintenance and repairs, insurance, taxes, assessments, water rates, reimbursement of expenses, indemnities and similar charges.

         "Property or Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Transfer of Property, the application of, or the entering into of an agreement to apply, an amount equal to all or any portion of the Net Proceeds Amount with respect to such Transfer to the acquisition or construction by the Company or any Restricted Subsidiary of assets of the Company or any Restricted Subsidiary to be used in the business of such Person, to the acquisition of a business or of all or substantially all of the assets of another Person, or to the acquisition of equity interests in a Person that becomes a Restricted Subsidiary as a result thereof; provided, however, that, with respect to any such agreement to apply, immediately after such agreement shall be entered into, the Unapplied Portions of the Net Proceeds Amounts for all Asset Dispositions shall not exceed 30% of the Company's consolidated assets. Any Transfer which is, in whole or in part, a barter Transfer of Property for the assets, business or equity interests referred to above shall be automatically


                                  Schedule B-16
deemed to be a Property Reinvestment Application to the extent of the assets, business or equity interests received.

         "PTE" is defined in Section 6.2.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Reinvestment Notice" is defined in Section 10.3.

         "Required Holders" means, at any time, the holder or holders of at least 662/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Subsidiary" means, at any time, each Subsidiary then designated (or deemed designated) a Restricted Subsidiary pursuant to Section 10.11.

         "Sale-and-Leaseback Transaction" means any transaction or series of transactions commencing on or after the date of Closing pursuant to which the Company or any Restricted Subsidiary shall, more than 180 days after the later of the acquisition or occupancy of any Property, sell or transfer to any Person (other than the Company or a Restricted Subsidiary) such Property (other than any Precious Metals), whether now owned or hereafter acquired with an intent of leasing it back, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such Property or one or more other Properties which it intends to use for the same purpose or purposes as such Property for a period of 36 months or longer.

         "Security" means "security" as defined by section 2(1) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Debt" means (a) any Debt of the Company (other than any Debt that is in any manner subordinated in right of


                                  Schedule B-17
payment or security in any respect to the Debt evidenced by the Notes) and (b) any Debt of a Restricted Subsidiary.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "Source" is defined in Section 6.2.

         "Subsidiary" means, as to any Person, any corporation, partnership, joint venture, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Stock" means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary of such Person.

         "Successor Corporation" is defined in Section 10.2.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, or leases (as lessor) pursuant to a Capital Lease, ownership of any of its Property (including, without limitation, Subsidiary Stock and Property sold in a Sale-and-Leaseback Transaction) and includes any consolidation or merger of a Restricted Subsidiary with any other Person if the Person surviving such consolidation or merger is not a Restricted Subsidiary.

         Unapplied Portion of the Net Proceeds Amount is defined in Section
10.3.

         "Unrestricted Subsidiary" means a Subsidiary that is not a Restricted Subsidiary.


                                  Schedule B-18

                                                                       EXHIBIT 1

                                  FORM OF NOTE

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
        1933, AS AMENDED, OF THE UNITED STATES OF AMERICA AND MAY NOT BE
         TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
           THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE
       NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

                                 HANDY & HARMAN

                      7.31% SENIOR NOTE DUE APRIL 30, 2004

No. R-___                                                                 [Date]
$_______                                                        PPN  410306 D* 2

         FOR VALUE RECEIVED, the undersigned, HANDY & HARMAN (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ________________, or registered assigns, the principal sum of _________________________ DOLLARS ($_________) on April 30,
2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.31% per annum from the date hereof, payable semiannually on the 30th day of April and October in each year, commencing with the later of October 30, 1997 or the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 8.31%.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.


                                   Exhibit 1-1

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of April 17, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Section 6 of the Note Purchase Agreements and to be bound by the terms thereof (including, without limitation, the confidentiality provisions in Section 20 thereof).

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The entire principal amount of this Note is due on the maturity date hereof. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                  THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       HANDY & HARMAN


                                   Exhibit 1-2

                                       By _____________________________
                                            Name:
                                            Title:


                                   Exhibit 1-3

                                                                  EXHIBIT 4.4(a)

                    FORM OF OPINION OF COUNSEL TO THE COMPANY



                                Exhibit 4.4(a)-1

                                                                  EXHIBIT 4.4(b)


              FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS



                                Exhibit 4.4(b)-1